Pro Forma Earnings Per Share-1996 and 1995

                                                       Exhibit 11

                      ALBEMARLE CORPORATION

           COMPUTATION OF PRO FORMA EARNINGS PER SHARE

          for the years ended December 31, 1996 and 1995

             (In thousands except per share amounts)


                                  Pro Forma           Pro Forma
                                    1996                1995
                                 ------------       ------------

BASIC EARNINGS PER SHARE

Numerator:
---------

Net income adjusted to
 reflect operations
 without the Olefins Business      $61,054            $89,180
                                   --------           --------

Denominator:
-----------

Average number of shares of
 common stock outstanding           58,353             66,069
                                   --------           --------

Basic earnings per share             $1.05              $1.35
                                   --------           --------
                                   --------           --------



DILUTED EARNINGS PER SHARE


Numerator:
---------

Net income adjusted to reflect
 operations without the Olefins
 Business                          $61,054            $89,180
                                   --------           --------


Denominator:
-----------

Average number of shares of
 common stock outstanding           58,353             66,069
                                   --------           --------

Shares issuable upon the
 assumed exercise of outstanding
 stock options                         489                283
                                   --------           --------

Shares of common stock and
 common stock equivalents           58,842             66,352
                                   --------           --------

Diluted earnings per share           $1.04              $1.34
                                   --------           --------
                                   --------           --------